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EXHIBIT NO. 23




                                   CONSENT

We have issued our report dated September 8, 2000 except for Note K for which the date is October 17, 2000, accompanying the June 30, 2000 consolidated financial statements of EZConnect, Inc. and Subsidiary, in the Annual Report on Form 10-KSB, which are incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statement.

                                      /S/ Grant Thornton LLP

    Salt Lake City, UT
    January 17, 2001